Exhibit 1.1

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

FORM 11
ARTICLES OF CONTINUANCE
(SECTION 187)

FORMULE 11
CLAUSES DE PROROGATION
(ARTICLE 187)

1 – Name of corporation | Dénomination de la société

CURRENT TECHNOLOGY CORPORATION
CORPORATION TECHNOLOGIE AU COURANT

2 – The place in Canada where the registered office is to be situated | Lieu au Canada où doit être situé le siège social

British Columbia

3 – The classes and any maximum number of shares that the corporation is authorized to issue | Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

See Schedule 1.

4 – Restrictions, if any, on share transfers | Restrictions sur le transfert des actions, s'il y a lieu

Nil

5 – Number (or minimum and maximum number) of directors | Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum of three and maximum of nine

6 – Restrictions, if any, on business the corporation may carry on | Limites imposées à l'activité commerciale de la société, s'il y a lieu

Nil

7 – (1) if change of name effected, previous name | (1) S'il y a changement de denomination, denomination antérieure

CURRENT TECHNOLOGY CORPORATION/
LA TECHNOLOGIE AU COURANT INC.

(2) Details of incorporation | (2) Détails de la constitution

Incorporated on June 3, 1986 in British Columbia

8 – Other provisions, if any | Autres dispositions, s'il y a lieu

(a) The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors will not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation or exceed the maximum number allowed in the Articles.

(b) A holder of a fractional share will be entitled to vote that fraction of a share and to receive dividends in respect of such fractional share.

Date April 30, 2004 Signature D. Kramer Title – Titre Director

FOR DEPARTMENTAL USE ONLY – À L'USAGE DU MINISTÈRE SEULEMENT
Corporation No. – No de la société

Filed – Déposée

IC 3247 (01/95) (CCA 1391)

SCHEDULE 1

ARTICLES OF CONTINUANCE
OF

CURRENT TECHNOLOGY CORPORATION
CORPORATION TECHNOLOGIE AU COURANT
("CORPORATION")

The Corporation is authorized to issue:

1. Unlimited number of Common shares; and
2. Unlimited number of Class "A" Preference shares.

The Class "A" Preference shares may from time to time be issued in one or more series and the directors may, before the issue of shares of any particular series, alter the Articles of the Corporation to fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of that series.